Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2006

CenterState Banks of Florida, Inc. Announces

First Quarter 2006 Operating Results

WINTER HAVEN, FL. – April 25, 2006 — CenterState Banks of Florida, Inc. (NASDAQ SYMBOL: CSFL) reported net income for the first quarter 2006 of $1,810,000, up 43%, compared to $1,262,000 earned in the first quarter of 2005. Earnings per share for the current quarter was $0.34, up 13%, compared to $0.30 for the year ago quarter. All per share data is presented herein on a diluted basis, unless otherwise stated. Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly Condensed Consolidated Income Statements (unaudited)

Amounts in thousands of dollars (except per share data)

For the quarter ended:	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
Net interest income	$8,264	$7,955	$7,499	$6,817	$6,273
Provision for loan losses	(240)	(270)	(255)	(255)	(285)

Net interest income after loan loss provision	8,024	7,685	7,244	6,562	5,988
Non interest income	1,495	1,313	1,416	1,310	1,341
Non interest expense	(6,590)	(6,117)	(5,784)	(5,583)	(5,321)

Income before income tax	2,929	2,881	2,876	2,289	2,008
Income tax expense	(1,119)	(1,046)	(1,075)	(857)	(746)

NET INCOME	$1,810	$1,835	$1,801	$1,432	$1,262

EPS (basic)	$0.34	$0.35	$0.34	$0.35	$0.31
EPS (diluted)	$0.34	$0.34	$0.34	$0.33	$0.30

The Company crossed the billion dollar mark for the first time when it reported total assets of $1,004,713,000 as of March 31, 2006. This was an increase of $133,192,000, or 15%, during the current quarter. Approximately $94,000,000 of this increase relates to the March 31, 2006 acquisition of the CenterState Mid FL bank. Excluding the Mid FL acquisition, organic asset growth for the current quarter was approximately $39,192,000, or 4.5% (18% annualized).

Exclusive of the $53,336,000 of loans acquired through the Mid FL transaction, organic loan growth during the current quarter was approximately $29,890,000, or 5.8% (23% annualized). In terms of deposits, again excluding the deposits acquired through the Mid FL transaction (approximately $78,302,000), organic deposit growth during the current quarter was approximately $34,028,000, or 4.7% (19% annualized).

The net interest margin for the current quarter was 4.13% compared to 3.58% for the comparable quarter in 2005. Annualized return on average assets was 0.83% for the current quarter compared to 0.66% for the same quarter last year. Presented below are condensed consolidated balance sheets, condensed consolidated average balance sheets, and selected financial ratios for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)

Amounts in thousands of dollars

	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Cash and due from banks	$35,165	$41,949	$28,086	$42,727	$41,912
Fed funds and money market	91,294	52,977	57,401	70,229	54,500
Investments	222,305	218,841	224,092	197,010	198,897
Loans	599,884	516,658	504,783	487,468	461,667
Allowance for loan losses	(7,095)	(6,491)	(6,426)	(6,169)	(5,941)
Goodwill and other intangibles	13,660	5,154	5,172	5,190	5,208
Bank owned life insurance	6,108	6,043	—	—	—
Other assets	43,392	36,390	35,053	33,587	33,570

TOTAL ASSETS	$1,004,713	$871,521	$848,161	$830,042	$789,813

Deposits	$829,667	$717,337	$696,121	$686,553	$680,506
Other borrowings	56,973	52,811	52,741	50,598	48,570
Other liabilities	8,146	4,012	2,740	2,328	2,452
Minority interest	—	120	120	120	120
Stockholders’ equity	109,927	97,241	96,439	90,443	58,165

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,004,713	$871,521	$848,161	$830,042	$789,813

Condensed Consolidated Average Balance Sheets (unaudited)
Amounts in thousands of dollars

For the quarter ended:	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
Investments and fed funds	$268,788	$264,232	$279,354	$251,795	$250,536
Loans	531,895	511,339	494,493	474,937	450,505
Allowance for loan losses	(6,524)	(6,444)	(6,294)	(6,040)	(5,795)
All other assets	80,120	76,612	66,467	69,499	67,511

TOTAL ASSETS	$874,279	$845,739	$834,020	$790,191	$762,757

Deposits- interest bearing	$519,587	$498,465	$498,576	$497,829	$489,317
Deposits- non interest bearing	195,670	193,218	183,159	179,339	172,696
Other borrowings	57,022	52,880	51,807	49,234	40,545
Other liabilities	3,520	4,123	5,170	1,738	1,984
Minority interest	120	120	120	120	120
Stockholders’ equity	98,360	96,933	95,188	61,931	58,095

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$874,279	$845,739	$834,020	$790,191	$762,757

Selected financial ratios (unaudited)

As of or for the quarter ended:	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
Return on average assets	0.83%	0.87%	0.86%	0.72%	0.66%
Return on average equity	7.36%	7.57%	7.57%	9.25%	8.69%
Net interest margin	4.13%	4.10%	3.88%	3.75%	3.58%
Loan / deposit ratio	72.3%	72.0%	72.5%	71.0%	67.8%
Stockholders’ equity / total assets	10.9%	11.2%	11.4%	10.9%	7.4%
Efficiency ratio	68%	66%	65%	69%	70%
Book value per share	$19.81	$18.52	$18.37	$17.74	$14.27

The Company’s credit quality remains good. Net charge-offs for the current quarter was $283,000, or 0.05% of average loans for the period. Allowance for loan losses was $7,095,000 at March 31, 2006, or 1.18% of loans outstanding. Nonperforming assets, which the Company defines as (1) non-accrual loans; (2) accruing loans that are 90 days or more delinquent and are deemed by management to be adequately secured and in the process of collection; (3) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure); and (4) other repossessed assets that is not real estate, was $1,263,000 at March 31, 2006, compared to $1,549,000 at December 31, 2005. Nonperforming assets as a percentage of total assets was 0.13% at March 31, 2006, compared to 0.18% at December 31, 2005. The ratio of allowance for loan losses to nonperforming assets was 562% at March 31, 2006, compared to 419% at December 31, 2005. The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios, dollars are in thousands

(unaudited)

As of or for the quarter ended:	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
Non-accrual loans	$647	$852	$932	$735	$1,120
Past due loans 90 days or more and still accruing interest	551	658	442	136	221
Other real estate owned (“OREO”)	—	—	—	65	65
Repossessed assets other than real estate	65	39	—	5	21

Total non performing assets	$1,263	$1,549	$1,374	$941	$1,427
Non performing assets as a percentage of total assets	0.13%	0.18%	0.16%	0.11%	0.18%
Net charge-offs (recoveries)	$283	$205	$(2)	$27	$29
Net charge-offs as a percentage of average loans for the period	0.05%	0.04%	0.00%	0.01%	0.01%
Allowance for loan losses as a percentage of period end loans	1.18%	1.26%	1.27%	1.27%	1.29%

Non interest income and non interest expense

The tables below summarize the Company’s non interest income and non interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)

Amounts in thousands of dollars

For the quarter ended:	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
Service charges on deposit accounts	$748	$809	$833	$775	$805
Commissions from mortgage broker activities	85	106	126	160	107
Loan related fees	79	63	79	69	72
Commissions from sale of mutual funds and annuities	270	39	126	68	88
Rental income	50	49	50	49	55
Debit card and ATM fees	137	134	128	126	120
BOLI income	65	43	—	—	—
Gain on sale of other real estate owned	—	—	7	—	1
Gain (loss) on sale of investments	—	(3)	—	—	—
Other service charges and fees	61	73	67	63	93

Total non interest income	$1,495	$1,313	$1,416	$1,310	$1,341

Quarterly Condensed Consolidated Non Interest Expense (unaudited)

Amounts in thousands of dollars

For the quarter ended:	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
Salaries, wages and employee benefits	$3,876	$3,440	$3,189	$3,086	$2,908
Occupancy expense	768	730	727	689	634
Depreciation of premises and equipment	456	428	402	400	412
Supplies, stationary and printing	146	130	139	122	131
Marketing expenses	132	119	117	115	96
Data processing expenses	252	240	246	241	234
Legal, auditing and other professional fees	131	175	138	127	137
Bank regulatory related expenses	58	75	98	83	60
Postage and delivery	79	54	72	68	76
ATM related expenses	116	110	107	92	90
Other expenses	576	616	549	560	543

Total non interest expense	$6,590	$6,117	$5,784	$5,583	$5,321

CenterState Banks of Florida, Inc. is a multi bank holding company which operates through four wholly owned subsidiary banks with twenty-five full service locations and four mini-locations in eight counties throughout Central Florida. The Company’s stock is listed on the NASDAQ national market under the symbol CSFL. Request for information regarding the purchase or sale of the common stock can be obtained from James Stevens, at Keefe, Bruyette & Woods (800-221-3246), Chris Cerniglia, at Ryan Beck & Co (800-793-7226) or Eric Lawless, at FIG Partners, LLC (866-344-2657). For additional information contact Ernest S. Pinner, CEO, or James J. Antal, CFO, at 863-293-2600.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.

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